UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

FLANIGAN’S ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6836	59-0877638
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number	Identification Number)

5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334

(Address of principal executive office and ZIP code)

Registrant’s telephone number, including area code): (954) 377-1961

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	BDL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(b) At the Annual Meeting of Shareholders, (the “Annual Meeting”) of Flanigan’s Enterprises, Inc., (the “Company”), held on February 28, 2025, of the 1,858,647 shares of Common Stock outstanding and entitled to vote, 1,062,878 shares were represented, constituting a 57.19% quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1

All of the nominees of the Company’s Board of Directors (the “Board”) were elected to serve until the Company’s 2028 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Director	For	Withhold Authority	Abstentions	Broker Non-Votes

Jeffrey D. Kastner	892,695	170,183	--	--
Michael B. Flanigan	916,044	140,694	--	--
Mary E. Bennett	1,025,859	36,869	--	--

The terms of office of the following Directors continued after the meeting:

James G. Flanigan, August Bucci, Patrick J. Flanigan, Christopher O’Neil, Christopher J. Nelms and John P. Foster.

Proposal 2

The shareholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers, by the votes set forth in the table below.

For	Against	Abstentions	Broker Non-Votes

975,808	85,007	1,983	--

Proposal 3

The shareholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation every three years, by the votes set forth in the table below.

1 Year Frequency	2 Years Frequency	3 Years Frequency	Abstentions	Broker Non-Votes

118,563	508	939,627	--	--

Based on these results, and consistent with the Company’s recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLANIGAN’S ENTERPRISES, INC.
(Registrant)

Date: March 6, 2025	By:	/s/ Jeffrey D. Kastner
Jeffrey D. Kastner
Chief Financial Officer, General Counsel, Secretary